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                                                                    EXHIBIT 10.7



                           WEATHERFORD ENTERRA, INC.

                      EXECUTIVE INCENTIVE STOCK BONUS PLAN

                           AS AMENDED MARCH 20, 1996





1.       PURPOSE OF PLAN.

         This Executive Incentive Stock Bonus Plan (the "Plan") of Weatherford International Incorporated (the "Company"), for officers and other key employees of the Company and certain related corporations ("Key Employees"), is intended to advance the best interest of the Company by providing those persons who have significant ultimate responsibility for the management and planning of the Company's operations and who directly influence the growth and profits of the Company and those related corporations with additional opportunities for meaningful capital accumulation, and by increasing their proprietary interest in the success of the Company and those related corporations, encourage their continued employment with the Company or those related corporations. It is desired that the benefits available under this Plan, when added to other benefits payable to Key Employees, will furnish total compensation to those employees which is competitive in the Company's industry.

2.       CERTAIN DEFINITIONS.

         (a)     "Board" shall mean the Board of Directors of the Company.

         (b) "Bonus Shares" shall mean shares of Common Stock granted to a Key Employee pursuant to Section 5 of the Plan.

         (c)     "Bonus Share Agreement" shall mean the agreement described in
                 Section 6 of the Plan.

         (d) "Bonus Share Grant" shall mean a grant of Bonus Shares pursuant hereto.

         (e) "Committee" shall mean the committee specified in Section 6 hereof.

         (f) "Common Stock" shall mean the Common Stock, $.10 par value per share, of the Company.

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         (g)     "Company" shall mean Weatherford Enterra, Inc., a Delaware corporation.

         (h) "Fair Market Value" shall mean the closing sale price of the Company's Common Stock on a Grant Date (or if Common Stock was not traded on such day, the first day following the Grant Date on which Common Stock was traded).

         (i) "Grant Date" shall mean the date on which Bonus Shares are awarded to a Key Employee pursuant to Section 5 of the Plan.

         (j) "Officer" shall mean a Key Employee who is an officer of the Company.

3.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 8 below, the maximum aggregate number of Bonus Shares which may be granted under the Plan shall be 25,179.

         (b) Bonus Shares may be, in whole or in part, authorized but unissued shares of Common Stock or shares of Common Stock previously issued and outstanding and reacquired by the Company.

         (c) The Company shall have no obligation to register Bonus Shares with the Securities and Exchange Commission, either prior to or after same are granted to a Key Employee.

4.       ELIGIBILITY.

         The individuals who shall be eligible to receive Bonus Shares under this Plan shall be such officers and other key employees (including officers who may be members of the Board of Directors) of the Company, or of any subsidiary or affiliated corporation, as the committee appointed by the Board of Directors (the "Committee"), in its sole discretion, shall determine from time to time. Any reference to a subsidiary or affiliated corporation shall mean a corporation of which the Company owns, directly or indirectly, not less than 40 percent of each class of voting stock.

5.       GRANTS.

         (a) The Committee may cause the Company to issue, from time to time, Bonus Shares to, and enter into Bonus Share Agreements with, such Key Employees as the Committee, in its sole discretion, may determine. The Committee will determine, in its sole discretion, if a Key Employee is





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                 eligible to receive a bonus for a given fiscal year, and if so, the amount of such bonus. The number of Bonus Shares to be issued to the Key Employee pursuant to the Plan will be calculated using the closing sale price of the Company's Common Stock (the "Fair Market Value") on the date on which the Bonus Shares are awarded (the "Grant Date").

         (b) The Company shall not be required to issue fractional Bonus Shares. In lieu thereof, any fractional Bonus Shares shall be rounded to the next higher whole number.

6.       ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by a committee to be appointed by the Board of Directors of the Company (hereinafter called the "Committee"). The Committee shall consist of not less than three members of the Board of Directors, all of whom shall be "disinterested persons". A "disinterested person" is a person who at the time he exercises discretion with respect to the award of Bonus Shares is not, and for at least one year prior to that time has not been, eligible to receive Bonus Shares under the Plan or under other similar plans of the Company. A majority of the Committee's members will constitute a quorum and all determinations of the Committee will be made by a majority of its members.

         (b)     The Committee is empowered to:

                 (i) Make all determinations regarding individuals who are considered Key Employees of the Company;

                 (ii) Make all determinations and computations concerning the issuance of Bonus Shares under the Plan and the number of shares to be granted to a Key Employee;

                 (iii) Cause the Company to enter into a Bonus Share Agreement with each Key Employee awarded Bonus Shares setting forth the terms and provisions of the such grant;

                 (iv) Make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions hereof;

                 (v) Construe and administer all terms, provisions, conditions and limitations of the Plan in good faith;





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                 (vi)        Make equitable adjustments for any mistakes or
                             errors in the administration of the Plan or deemed by the Committee to be necessary as the result of any unusual situation or any ambiguity in the Plan; and

                 (vii) Select, employ and compensate, from time to time, such consultants, accountants, attorneys and other agents and employees as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan.

         (c) The foregoing list of express powers is not intended to be either complete or exclusive, and the Committee shall, in addition, have such powers, whether or not expressly authorized, which it may deem necessary, desirable, advisable or proper for the supervision and administration of the Plan. Except as otherwise specifically provided herein, the decision or judgment of the Committee on any question arising hereunder in connection with the exercise of any of its powers shall be final, binding and conclusive upon all parties concerned (including a Key Employee and any person claiming by, through or under a Key Employee) and shall not be subject to review.

7.       CERTIFICATES REPRESENTING SHARES.

         Bonus Shares will be represented by a stock certificate or certificates registered in the name of the Key Employee to whom such Bonus Shares shall have been granted.

8.       HOLDING PERIOD.

         Any Bonus Shares granted must be held by an Officer for at least six-months prior to sale, assignment, transfer or exchange, and any attempt to sell, assign, transfer or exchange such shares during the six months after grant shall be void.

9.       ADJUSTMENT IN THE EVENT OF CHANGES OF COMMON STOCK.

         In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or liquidation or the like, the aggregate number and class of Bonus Shares available for grant under the Plan shall be ratably adjusted by the Committee, whose determination shall be conclusive.

10.      NON-ALIENATION OF BENEFITS.

         No rights or benefits under the Plan or a Bonus Share Agreement shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer,





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encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No rights or benefits under the Plan or a Bonus Shares Agreement shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of any person entitled to such right or benefit. If any Key Employee or beneficiary hereunder should attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge any right or benefit hereunder, then such right or benefit shall cease and terminate.

11.      WITHHOLDING TAXES.

         Each Key Employee granted Bonus Shares shall pay to the Company, or the Company may deduct from other compensation payable to each Participant, the amount of any Federal, state or local taxes of any kind required by law to be withheld by the Company with respect thereto. If any such amounts must be withheld by the Company and the Key Employee elects to pay such sums directly, written notice of that election and such sums for taxes shall be delivered to the Company prior to delivery of such Bonus Shares. Any such taxes owed maybe satisfied by the Key Employee in shares of Common Stock, at the discretion of the Committee, if the Key Employee instructs the Company in writing prior to the issuance of a share certificate evidencing the Bonus Shares to withhold from such shares that number of shares having a value equal to the amount necessary to satisfy the taxes owed, or if the Key Employee delivers to the Company that number of shares of Common Stock having a value equal to that amount. The number of shares of Common Stock required to satisfy such taxes will be calculated based on the Fair Market Value of the Common Stock.

12.      AMENDMENT OR TERMINATION OF PLAN.

         The Board may at any time terminate, modify or amend the Plan as it shall deem advisable; provided, however, that in no event may the Plan be amended more frequently than once every six months. Notwithstanding the foregoing, stockholder approval shall be obtained for any action with respect to the Plan to the extent required by applicable state or federal rules, regulations or laws. No termination or amendment of the Plan shall adversely affect the rights of any Key Employee under any grant previously made.

13.      EXECUTION OF AGREEMENT.

         Each grant hereunder shall be contingent upon the execution by the Key Employee of a Bonus Share Agreement agreeing to the terms and condition set forth in this Plan, and any other terms and conditions required by counsel to the Company in order to comply with applicable Federal or state securities laws or other legal requirements.





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14.      GOVERNMENT AND OTHER REGULATIONS.

         Notwithstanding any other provisions of the Plan, the obligations of the Company with respect to Bonus Shares shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required or deemed appropriate by the Company. The Company reserves the right to delay or restrict, in whole or in part, the issuance or delivery of Common Stock pursuant to any grants of Bonus Shares under the Plan until such time as:

         (a) any legal requirements or regulations shall have been met relating to the issuance of such Bonus Shares or to their registration, qualification or exemption from registration or qualification under the Securities Act of 1933 or any applicable state securities law; and

         (b) satisfactory assurances shall have been received that such Bonus Shares when delivered will be duly listed on the American Stock Exchange.

15.      NON-EXCLUSIVITY OF PLAN.

         The adoption of the Plan by the Board shall not be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the awarding of stock of the Company otherwise than under the Plan, and such arrangements as may be either generally acceptable or applicable in specific cases.

16.      GOVERNING LAW.

         The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas.

17.      INDEMNIFICATION OF THE COMMITTEE AND THE BOARD.

         With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board against, and each member of the Committee and the Board shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him or her in connection with or arising out of any action, suit, or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Committee and/or the Board, whether or not he or she continues to be such member of the Committee and/or the Board at the time of incurring such expenses; provided, however, that such





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indemnity shall not include any expenses incurred by any such member of the
Committee and/or the Board (i) in respect of matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the Committee and/or the Board, or (ii) in respect of any matter in which any settlement is effected to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provision set forth herein shall be available to or enforceable by any such member of the Committee and/or the Board unless, within 60 days after institution of any such action, suit or proceeding, he or she shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and/or the Board and shall be in addition to all other rights to which such member of the Committee and/or the Board may be entitled as a matter of law, contract or otherwise.

18.      MISCELLANEOUS PROVISIONS.

         (a) Except as to grants to a Key Employee, no employee or other person shall have any claim or right to be granted Bonus Shares under this Plan.

         (b)     The expenses of the Plan shall be borne by the Company.

         (c) By accepting any grant under the Plan, each Key Employee and each personal representative or beneficiary and each other person claiming by, under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

19.      EFFECT OF AMENDMENTS.

         This Executive Incentive Stock Bonus Plan, as amended through March 20, 1996, constitutes a complete amendment and restatement of such Plan. Any Bonus Share Grant granted under the Plan shall be subject to the terms of the Plan as in effect at the time the Bonus Share Grant is granted; provided, however, that by agreement between the Committee and the Key Employee, any such Bonus Share Grant may be amended to incorporate and become subject to the provisions of the Plan as amended through a date which is subsequent to the date on which the Bonus Share Grant was granted.

20.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective and shall be deemed to have been adopted on May 15, 1992. The duration of the Plan is to be perpetual.





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